UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

BIOJECT MEDICAL TECHNOLOGIES INC.

(Exact Name of Registrant as Specified In Its Charter)

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Dear Fellow Shareholder,

You recently received proxy materials in connection with the annual meeting of shareholders of Bioject Medical Technologies to be held on June 10, 2010. According to our latest records, your PROXY VOTE for this meeting HAS NOT YET BEEN RECEIVED.

Bioject Medical Technologies is asking shareholder to approve four proposals: the first proposal is the election of directors and the second proposal is to approve an amendment to the 1992 Stock Incentive Plan to increase the number of shares available for issuance under the plan and to extend the expiration date of the plan.

The third proposal is asking shareholders to approve amendments to the Company’s 2002 Amended and Restated Articles of Incorporation to declassify the Company’s Board of Directors and eliminate a 75% shareholder voting requirement for certain matters. The affirmative vote of 75 percent in voting power of our outstanding common stock and 75 percent in voting power of each series of our outstanding preferred stock entitled to vote as of the record date is necessary for approval of the amendments.

The fourth proposal is asking shareholders to approve an amendment to the company’s 2002 Amended and Restated Articles of Incorporation to increase the number of authorized shares of preferred stock. The affirmative vote of the majority in voting power of the outstanding common stock and a majority in voting power of each series of the company’s outstanding preferred stock entitled to vote as of the record date is necessary for approval of the amendment.

You can find more information on these proposals in the company’s proxy materials filed on its website at http://www.bioject.com.

The Board of Directors fully recommends a “FOR” vote on all four proposals.

Regardless of the number of shares you own, it is important that they be represented at the annual shareholders meeting. Your vote matters to us and we need your support.

YOUR BROKER WILL NOT VOTE YOUR SHARES IF THEY DON’T RECEIVE INSTRUCTIONS FROM YOU.

PLEASE VOTE YOUR SHARES NOW SO YOUR VOTE CAN BE COUNTED WITHOUT DELAY.

You still have time to vote by telephone or the internet. For telephone voting please call the toll free number shown on the front of your voting instruction form. To vote by internet please go to www.proxyvote.com. There is a control number on the front of your voting instruction form. Please have the control number ready when you call or log on and then follow the easy step-by-step instructions.

YOUR PARTICIPATION IS IMPORTANT - PLEASE VOTE TODAY!

If you have any questions relating to the shareholders meeting, voting your shares, or need to request additional proxy materials, you may call our proxy solicitation advisors Advantage Proxy toll-free at 1-877-870-8565 between the hours of 9:00 a.m. and 9:00 p.m. Eastern Time, Monday through Friday.

We appreciate your support.

IF YOU HAVE RECENTLY MAILED YOUR PROXY OR CAST YOUR VOTE BY PHONE OR OVER THE

INTERNET, PLEASE ACCEPT OUR THANKS AND DISREGARD THIS REQUEST